                         EXHIBIT 99.2



                                             March 17, 1997





Dear Participant:

As of March 5, 1997, the trust ("DRP Trust") established for the Columbia Federal Savings Bank (the "Bank") Recognition and Retention Plan for Outside Directors ("DRP") held 8,266 shares of common stock of Haven Bancorp, Inc. (the "Company"), the parent holding company for the Bank. As a participant in the DRP, you may direct the voting of the shares of the Company's common stock held by the DRP Trust that have been granted to you under the DRP.

An unrelated corporate trustee for the DRP has been appointed, ChaseMellon Shareholder Services L.L.C. (the "DRP Trustee"). We, the Board of Directors, are forwarding to you the attached Vote Authorization Form, provided for the purpose of conveying your voting instructions to the DRP Trustee. The DRP Trustee will vote those shares of the Company's common stock held in the DRP Trust that have been granted to participants in accordance with instructions received from the participants. If the DRP Trustee does not receive voting instructions with respect to shares that have been granted to participants, the DRP Trustee will vote such shares in the same proportion as those shares which have been awarded and voted.

At this time, in order to direct the voting of shares granted to you under the DRP, you must fill out and sign the enclosed Vote Authorization Form and return it in the accompanying envelope.
Your vote will not be revealed, directly or indirectly, to any director, officer or other employee of the Company or the Bank. Your shares will be tallied by an independent source and then the DRP Trustee will vote the shares in the DRP Trust based on the voting instructions it has received from participants, as described above.

                                        Sincerely,




                                        The Board of Directors

                    HAVEN BANCORP, INC.

               ANNUAL MEETING OF STOCKHOLDERS
                      April 23, 1997

                  VOTE AUTHORIZATION FORM


I, the undersigned, hereby instruct the Columbia Federal Savings Bank Recognition and Retention Plan for Outside Directors ("DRP") Trustee to vote all shares of common stock of Haven Bancorp, Inc. granted to me under the DRP as set forth below at the Annual Meeting of Stockholders to be held on April 23, 1997, and any adjournments thereof.




- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                    FOLD AND DETACH HERE

                                   Please mark your votes as  X
                                   indicated in this example ---

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 EACH OF THE LISTED PROPOSALS.

1.  The Election as directors of all nominees listed:
Philip S. Messina, Joseph A. Ruggiere and Msgr. Thomas J. Hartman

     FOR (except as marked                   WITHHOLD
        to the contrary below)               for all nominees

           -------                              ------
Instructions: To withhold your vote for any individual nominee, write that nominee's name in the space provided below:

     -------------------------------------

2.  The ratification of KPMG Peat Marwick LLP as independent auditors of Haven Bancorp, Inc. for the fiscal year ending December
31, 1997.
          FOR            AGAINST             ABSTAIN

         -----            -----               -----

I acknowledge that I have received from the Company prior to the execution of this proxy a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 17, 1997, the Annual Report to
Stockholders and a letter dated March 17, 1997 from the Board of Directors.

I understand that my voting instructions are solicited by the Board of Directors on behalf of the DRP Trustee for the Annual Stockholder Meeting to be held on April 23, 1997, and any adjournments thereof. The DRP Trustee is hereby authorized to vote the shares granted to me, in its trust capacity, as indicated above. I understand that if I sign this form without indicating specific instructions, shares awarded to me will be voted FOR the listed proposals and as recommended by the Board of Directors on any other business that may properly come before the meeting or any adjournment thereof.

                                       -------------------------
                                              Signature

                                       -------------------------
                                                 Date
                                      Please sign, date and return
                                      this form in the enclosed
                                      business reply envelope.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                      FOLD AND DETACH HERE